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                                                                 EXHIBIT 10.9(c)

                            THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (hereinafter "Amendment") is made this _____ day of June 1999, by and between McCANDLESS LIMITED, a California limited partnership (Landlord") and NOVACEPT, a California corporation formerly known as Envision Surgical Systems, Inc. ("Tenant").

                                    RECITALS

                  A. Tenant currently leases from Landlord approximately eleven thousand four hundred and sixty-one (11,461) square feet of space (the "Premises") of which approximately eight thousand six hundred and fifty (8,650) square feet of space is located at 1047 Elwell Court, Palo Alto, California (the "1047 Elwell Space") and approximately two thousand eight hundred and eleven (2,811) square feet of additional space is located at 1056 Elwell Court, Palo Alto (the "1056 Elwell Space") pursuant to that certain lease dated August 26, 1993 as amended by the First Amendment To Lease dated July 8,1996 and the Second Amendment To Lease dated May 13, 1998 ("Lease"). The Premises, consisting of the 1047 Space and the 1056 Space, is shown on Exhibit A attached hereto.

                  B. Tenant desires to extend the term of the Lease for one additional year.

                  C. Landlord is willing to so extend the term of the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Term. The term of the Lease is hereby extended for one (1) additional year, so that the term of the Lease shall extend to and include August 31, 2000. The period commencing on September 1, 1999 and ending on August 31, 2000 is referred to herein as the Third Extended Term.

                  2. Basic Rent. Commencing on September 1, 1999, the monthly basic rent as described in Paragraphs 4 (a) and 5 of the Lease shall increase from $24,922.25 per month to $25,787.25 per month. The calculation for such increased basic rent is reached by multiplying 11,461 square feet by $2.25 per square foot.

                  3. Common Area Charges. Tenant shall continue to pay its proportionate share of common area charges as set forth in paragraphs 5 (b) and 16 of the Lease and paragraph 5 of the Second Amendment To Lease.

                  4. Brokers. Each party represents that it has not had any dealings with any real estate broker, finder or other person with respect to this Amendment, and that there are no leasing commissions to be paid by Landlord or Tenant in connection with this transaction. Each party hereto shall hold harmless the other party from all damages, loss or liability resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom such party has dealt, or purportedly has dealt, in connection with this transaction.

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                  5. Restatement of Other Lease Terms. Except as specifically modified herein, all other terms, covenants and conditions of the Lease, including Tenant's obligation to pay common area charges, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         LANDLORD:

                         McCANDLESS LIMITED,
                         a California limited partnership

                         By: /s/ Charles S. McCandless
                         ------------------------------------------
                         Charles S. McCandless, as Trustee under the Charles S. McCandless and Jean A. McCandless Inter Vivos Trust Agreement dated January 25, 1977, a General Partner

                                          7/15/99
                         ------------------------------------------
                                          (Date)

                         TENANT:

                         NOVACEPT, a California corporation formerly known as Envision Surgical Systems, Inc.

                         By: /s/ D. R. Nathe
                         ------------------------------------------
                                    (Signature)

                              D. R. Nathe
                         ------------------------------------------
                                    (Printed Name)

                              V. P. Operations
                         ------------------------------------------
                                        (Title)

                                 7-13-99
                         ------------------------------------------
                                        (Date)

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